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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-4 of our report dated March 25, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Banco Santander, S.A.'s Annual Report on Form 20-F for the year ended December 31, 2018. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data of Santander Spain" in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores, S.L.

Madrid, Spain
June 28, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM